NYSE Amex Exchange: URZ
Toronto Stock Exchange: URZ
Frankfurt Stock Exchange: U9E
Tel: (604) 689-1659
Fax: (604) 689-1722
www.uranerz.com

Uranerz Enters Into Financing Agreement With Haywood

Casper, Wyoming, December 1, 2010 -- Uranerz Energy Corporation (“Uranerz” or the “Company”) (NYSE Amex and TSX: URZ; Frankfurt: U9E) is pleased to announce that it has entered into a sales agreement with Haywood Securities (USA) Inc. (“Haywood”), pursuant to which the Company may, from time to time, offer and sell shares of its common stock having an aggregate offering price of up to US$20 million through Haywood, acting as agent for any sales made under an “at-the-market” issuance.

The Company intends to use the net proceeds from the issuance to continue the exploration and development of its properties in the central Powder River Basin area of Wyoming, and for general corporate purposes, including working capital and other general and administrative purposes. In addition, if the Company receives the necessary mining licenses and permits for the development of the Nichols Ranch ISR Uranium Project, then the Company may allocate some portion of the net proceeds to mine construction.

The shares of the Company’s common stock will be offered through the NYSE Amex pursuant to a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-160504) previously filed with the United States Securities and Exchange Commission (the “SEC”).  Copies of the prospectus supplement and the accompanying base prospectus relating to the offering may be obtained from the SEC website at www.sec.gov, from the System for Electronic Document Analysis and Retrieval (“SEDAR”) website at www.sedar.com or by contacting Haywood Securities (USA) Inc., Attention: Michelle Jankovich, Suite 2000-400 Burrard Street, Vancouver BC, V6C 3A6.

This press release does not constitute an offer to sell or the solicitation of any offer to buy the Company’s common stock or any other securities and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Uranerz
Uranerz Energy Corporation is a U.S.-based uranium company focused on achieving near-term commercial in-situ recovery (“ISR”) uranium production in Wyoming, the largest producer of uranium of any U.S. state. The Uranerz management team has specialized expertise in the ISR uranium mining method, and has a record of licensing, constructing and operating commercial ISR uranium projects.

Uranerz Energy Corporation is listed on the NYSE Amex and the Toronto Stock Exchange under the symbol “URZ,” and listed on the Frankfurt Stock Exchange under the symbol “U9E.”

Further Information
For further information, please contact Derek Iwanaka, Manager of Investor Relations at 1-800-689-1659 or by email at info@uranerz.com.  Alternatively, please refer to the Company’s website at www.uranerz.com, review the Company’s filings with the SEC at www.sec.gov or visit the Company’s profile on SEDAR at www.sedar.com.

Forward-looking Statements

This press release may contain or refer to "forward-looking information" and “forward-looking statements” within the meaning of applicable United States and Canadian securities laws, which may include, but are not limited to, statements with respect to anticipated sales of common stock pursuant to the sales agreement with Haywood, anticipated use of proceeds, future production, planned development, capital, operating cost and other projections, resource estimates, planned exploration and drilling programs and results, commodity recovery rates, the availability of future financing for exploration, the regulatory approval of planned operations, the expected advantages of ISR mining in relation to capital costs, operating costs, environmental impact and other plans, estimates and expectations.  Such forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties outlined in the Company’s most recent financial statements and reports and registration statement filed with the SEC (available at www.sec.gov) and with Canadian securities regulators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking information or forward-looking statements, except as required by law.